Bonds.com Group, Inc. 8-K

Exhibit 10.1

AMENDMENT NO.1 TO EMPLOYMENT AGREEMENT

This AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (this “Amendment”), dated as of July 5, 2012, is entered into between Bonds.com Group, Inc., a Delaware corporation (the “Company”), and John Ryan (“Executive”).  Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Employment Agreement, dated as of February 2, 2011, between the Company and Executive (the “Employment Agreement”).

Background

The Company and Executive are parties to the Employment Agreement and desire to amend the Employment Agreement as set forth herein.

Agreement

In consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive agree as follows:

Section 1. Amendment to Section 3(a) of the Employment Agreement.  Section 3(a) of the Employment Agreement is hereby amended to increase executive’s Base Salary to $225,000 effective July 1, 2012.

Section 2. Amendment to Section 3(b) of the Employment Agreement.  Section 3(b) of the Employment Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

“(b)           Performance Bonus.  Executive will be eligible for an annual performance bonus at the discretion of the Compensation Committee based on its evaluation of the Executive’s performance and taking into account the financial strength and cash flow position of the Company (the “Performance Bonus”).”

Section 3. Amendment to the Definition of “Good Reason” Set forth in Section 23 of the Employment Agreement.  The definition of “Good Reason” set forth in Section 23 of the Employment Agreement is hereby amended by deleting clause (i) of such definition in its entirety and replacing it with the following: “(i) a reduction in Executive’s Base Salary,”.

Section 4. Effect of Modification and Amendment of Employment Agreement.  The Employment Agreement shall be deemed to be modified and amended in accordance with the express provisions of this Amendment and the respective rights, duties and obligations of the parties under the Employment Agreement shall continue to be determined, exercised and enforced under the terms thereof subject to this Amendment.  Except as expressly set forth herein, all terms of the Employment Agreement shall continue in full force and effect.  In the event of inconsistency between the express terms of this Amendment and the terms of the Employment Agreement, the terms of this Amendment shall govern.

Section 5. Counterparts.  This Amendment may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile or .pdf signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or .pdf signature.

[Counterpart Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

BONDS.COM GROUP, INC.

By:	/s/ Thomas Thees
Name:	Thomas Thees
Title:	Chief Executive Officer

EXECUTIVE:

/s/ John Ryan
JOHN RYAN